UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2020

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	Minnesota	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	HWKN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2020, the Board of Directors of Hawkins, Inc. appointed Yi “Faith” Tang to fill a newly created vacancy on its Board of Directors. The Board has determined that Ms. Tang is an “independent director” as that term is defined under the applicable listing standards of The Nasdaq Stock Market LLC and has appointed her to the Company’s Compensation Committee.

Ms. Tang has been Global Chief Information Officer of H.B. Fuller Company since March 2017. She previously served at H.B. Fuller Company as Director of Global Information Technology, Governance and Project Management Oversight from January 2013 to February 2017 and as Director of Asia Pacific Information Technology from 2010 to 2012. She previously worked at Baxter, Johnson & Johnson and Eli Lilly. Tang holds a bachelor’s degree in Computer Software from Shanghai University of China and an M.B.A. from Renmin University of China.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: October 22, 2020	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary